                                                                     EXHIBIT 4.4

================================================================================

                     SANTA ANITA REALTY ENTERPRISES, INC.,

                         SANTA ANITA OPERATING COMPANY

                                      and

                  HARRIS TRUST COMPANY OF CALIFORNIA, TRUSTEE


                   ----------------------------------------

                                   INDENTURE


                           Dated as of July 1, 1995

                   ----------------------------------------


                     Non-Interest Bearing Convertible Notes
                              Due October 1, 1995

================================================================================

                            CROSS-REFERENCE TABLE/*/
                            ------------------------

Trust Indenture                       Indenture
Act Section                            Section
- ---------------                       ----------

310      (a)(1)                  6.10
         (a)(2)                  6.10
         (a)(3)                  Not Applicable
         (a)(4)                  Not Applicable
         (a)(5)                  6.10
         (b)                     6.08, 6.10, 10.02
         (c)                     Not Applicable

311      (a)                     6.11
         (b)                     6.11
         (c)                     Not Applicable

312      (a)                     2.05
         (b)                     10.03
         (c)                     10.03

313      (a)                     6.06
         (b)(1)                  Not Applicable
         (b)(2)                  6.06
         (c)                     10.02
         (d)                     6.06

314      (a)                     3.02, 10.02
         (b)                     Not Applicable
         (c)(1)                  10.04
         (c)(2)                  10.04
         (c)(3)                  Not Applicable
         (d)                     Not Applicable
         (e)                     10.05
         (f)                     Not Applicable

315      (a)                     6.01(B)
         (b)                     6.05, 10.02
         (c)                     6.01(A)
         (d)                     6.01(C)
         (e)                     5.11

316      (a)(1)(A)               5.05
         (a)(1)(B)               5.04
         (a)(2)                  Not Applicable
         (a)(last sentence)      10.06
         (b)                     5.07
         (c)                     Not Applicable

317      (a)(1)                  5.08
         (a)(2)                  5.09
         (b)                     2.04

318      (a)                     10.01


/*/  This table is not a part of the Indenture for any purpose.

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     1.01   Certain Terms Defined................................   1
     1.02   Other Definitions....................................   2
     1.03   Incorporation by Reference of Trust Indenture Act....   3
     1.04   Rules of Construction................................   3

                                   ARTICLE II
                                 THE SECURITIES

     2.01   Form and Dating......................................   3
     2.02   Execution and Authentication.........................   4
     2.03   Registrar, Paying Agent and Conversion Agent.........   4
     2.04   Paying Agent to Hold Money in Trust..................   5
     2.05   Securityholder Lists.................................   5
     2.06   Transfer and Exchange................................   5
     2.07   Replacement Securities...............................   6
     2.08   Outstanding Securities...............................   6
     2.09   Temporary Securities.................................   6
     2.10   Cancellation.........................................   6
     2.11   Extension of Maturity of Securities..................   7

                                  ARTICLE III
                                   COVENANTS

     3.01   Payment of Securities................................   7
     3.02   SEC Reports..........................................   7
     3.03   Issuance of Rights or Warrants and
              Certain Distributions..............................   7

                                   ARTICLE IV
                             SUCCESSOR CORPORATION

     4.01  When A Company May Merge, etc. .......................   7


                                   ARTICLE V
                             DEFAULTS AND REMEDIES

     5.01   Events of Default....................................   8

     5.02   Acceleration.........................................   9
     5.03   Other Remedies.......................................   9
     5.04   Waiver of Past Defaults..............................   9
     5.05   Control by Majority..................................   9
     5.06   Limitation on Suits..................................  10
     5.07   Rights of Holders to Receive Payment.................  10
     5.08   Collection Suit by Trustee...........................  10
     5.09   Trustee May File Proofs of Claim.....................  10
     5.10   Priorities...........................................  11
     5.11   Undertaking for Costs................................  11

                                   ARTICLE VI
                                    TRUSTEE

     6.01   Duties of Trustee....................................  11
     6.02   Rights of Trustee....................................  12
     6.03   Individual Rights of Trustee.........................  13
     6.04   Trustee's Disclaimer.................................  13
     6.05   Notice of Defaults...................................  13
     6.06   Reports by Trustee to Holders........................  13
     6.07   Compensation and Indemnity...........................  13
     6.08   Replacement of Trustee...............................  14
     6.09   Successor Trustee by Merger, etc. ...................  15
     6.10   Eligibility; Disqualification........................  15
     6.11   Preferential Collection of Claims Against a Company..  15

                                  ARTICLE VII
                             DISCHARGE OF INDENTURE

     7.01   Termination of Companies' Obligations................  16
     7.02   Application of Trust Money...........................  16
     7.03   Repayment to Companies...............................  17

                                  ARTICLE VIII
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     8.01   Without Consent of Holders...........................  17
     8.02   With Consent of Holders..............................  17
     8.03   Compliance with Trust Indenture Act..................  18
     8.04   Revocation and Effect of Consents....................  18
     8.05   Notation on or Exchange of Securities................  18
     8.06   Trustee to Sign Amendments, etc. ....................  18

                                  ARTICLE IX
                                  CONVERSION

     9.01   Conversion...........................................  19
     9.02   Conversion Procedure.................................  20
     9.03   Taxes on Conversion..................................  20
     9.04   Companies to Provide Stock...........................  20
     9.05   Adjustment for Change in Capital Stock...............  20
     9.06   When Adjustment May be Deferred......................  21
     9.07   When No Adjustment Required..........................  21
     9.08   Notice of Adjustment.................................  22
     9.09   Consolidation, Merger or Sale of a Company...........  22
     9.10   Companies' Determination Final.......................  22
     9.11   Trustee's Disclaimer.................................  22

                                   ARTICLE X
                                 MISCELLANEOUS

    10.01   Trust Indenture Act Controls.........................  22
    10.02   Notices..............................................  23
    10.03   Communication by Holders with Other Holders..........  23
    10.04   Certificate and Opinion as to Conditions Precedent...  23
    10.05   Statements Required in Certificate or Opinion........  24
    10.06   When Treasury Securities Disregarded.................  24
    10.07   Rules by Trustee and Agents..........................  24
    10.08   Legal Holidays.......................................  25
    10.09   Governing Law........................................  25
    10.10   No Adverse Interpretation of Other Agreements........  25
    10.11   No Recourse Against Others...........................  25
    10.12   Successors...........................................  25
    10.13   Counterparts.........................................  25

SIGNATURES.......................................................  S-1

EXHIBIT A........................................................  A-1

          INDENTURE dated as of July 1, 1995 by and among SANTA ANITA REALTY ENTERPRISES, INC., a Delaware corporation, SANTA ANITA OPERATING COMPANY, a Delaware corporation (each individually a "COMPANY," or "REALTY" and "OPERATING COMPANY," respectively, and collectively the "COMPANIES"), and HARRIS TRUST COMPANY OF CALIFORNIA, a California trust company, as trustee ("TRUSTEE").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Companies' Non-Interest Bearing Convertible Notes due October 1, 1995.


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01   CERTAIN TERMS DEFINED.
                         ---------------------

          "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar. See Section 2.03.
                ------------

          "BOARD OF DIRECTORS" means the Board of Directors, or any executive committee of the Board, of a Company.

          "COMPANY" or "COMPANIES" means one or both, respectively, of the parties named as such in this Indenture until a successor replaces it or them and thereafter means the successor or successors.

          "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "MONEY" means money of the United States that at the time is legal tender for payment of public and private debts.

          "OFFICER" means the Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary or the Controller of a Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of a Company. See Sections 10.04 and 10.05.
                              ------------------------

          "OPINION OF COUNSEL" means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to a Company or the Trustee. See Sections 10.04 and 10.05.
                                          ------------------------

          "PRINCIPAL" of a Security means the principal amount of the Security.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" means the securities outstanding from time to time that are issued under this Indenture.

          "SUBSIDIARY" means a corporation a majority of whose voting stock is owned by a Company or another Subsidiary. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee authorized by the Trustee to administer any of its corporate trust matters.

          "UNITED STATES" means the United States of America.

          SECTION 1.02   OTHER DEFINITIONS.
                         -----------------

      Term                               Defined in Section
      ----                               ------------------

"AFFILIATE"                                      9.01
"BANKRUPTCY LAW"                                 5.01
"COMMON STOCK"                                   9.01
"CONVERSION AGENT"                               2.03
"CUSTODIAN"                                      5.01
"EVENT OF DEFAULT"                               5.01
"LEGAL HOLIDAY"                                 10.08
"PAYING AGENT"                                   2.03
"REGISTRAR"                                      2.03
"UNDERWRITING AGREEMENT"                         2.02
"U.S. GOVERNMENT OBLIGATIONS"                    7.01

          SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
                        -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Securities.

          "INDENTURE SECURITY HOLDER" means a Securityholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Companies.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.


          SECTION 1.04   RULES OF CONSTRUCTION.
                         ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3)  "or" is not exclusive; and

          (4) words in the singular include the plural, and words in the plural include the singular.


                                   ARTICLE II
                                 THE SECURITIES

          SECTION 2.01   FORM AND DATING.
                         ---------------

          The Securities and the certificate of authentication shall be substantially in the form of Exhibit A and shall be issued only in principal amounts which are in integral multiples of $[OFFERING PRICE]. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Company shall approve the form of the Securities and any notation, legend or endorsement on them.
Each Security shall be dated the date of its authentication.

          SECTION 2.02   EXECUTION AND AUTHENTICATION.
                         ----------------------------

          Two Officers of a Company shall sign the Securities for such Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or an agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or an agent shall authenticate Securities for original issue in the aggregate principal amount of up to $[MAXIMUM OFFERING AMOUNT] upon a written order or orders of the Companies signed by two Officers or by an Officer and an Assistant Treasurer of each Company. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in this Section 2.02 and in Section 2.07.
                    ------------        ------------

          Upon receipt of a certificate of the Companies signed by two Officers or by an Officer and an Assistant Treasurer of each Company stating that the Underwriters named in that certain Underwriting Agreement dated __________ __, 1995 (the "UNDERWRITING AGREEMENT"), by and among the Companies, Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives of the several Underwriters named therein, have elected to purchase from the Companies a specified principal amount of additional Securities not to exceed $[OVER-ALLOTMENT OPTION AMOUNT] in principal amount, pursuant to Section 2 of said Underwriting Agreement, the Trustee shall authenticate said specified principal amount of additional Securities executed by the Companies and shall deliver such Securities to or upon the written order of the Companies signed by the persons executing the aforementioned certificate.

          The Trustee may appoint an agent to authenticate Securities. An agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An agent has the same rights as an Agent to deal with a Company or any of its affiliates.

          SECTION 2.03   REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
                         --------------------------------------------

          The Companies, acting jointly, shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Companies, acting jointly, may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "PAYING AGENT" includes any additional paying agent and the term "CONVERSION AGENT" includes any additional conversion agent.

          The Companies, acting jointly, may enter into an appropriate agency agreement reasonably satisfactory to the Trustee with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Companies shall notify the Trustee of the name and address of any such Agent. If the Companies fail to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

          The Companies initially appoint the Trustee as Registrar, Paying Agent and Conversion Agent.

          SECTION 2.04   PAYING AGENT TO HOLD MONEY IN TRUST.
                         -----------------------------------

          Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Companies in making any such payment. If a Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Companies, acting jointly, at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for such money.

          SECTION 2.05   SECURITYHOLDER LISTS.
                         --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. The Companies shall furnish to the Trustee as required by TIA
(S) 312(a) and at such times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06   TRANSFER AND EXCHANGE.
                         ---------------------

          Where a Security is presented to the Registrar or a co-registrar with a request to register transfer, the Registrar shall register the transfer as requested if the requirements of Section 8401(1) of the California Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's written request. The Companies, acting jointly, may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Sections 2.09, 8.05 or 9.02.
                                              ---------------------------

          SECTION 2.07  REPLACEMENT SECURITIES.
                        ----------------------

          If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Companies shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8405 of the California Uniform Commercial Code are met. An indemnity bond must be sufficient in the judgment of the Companies and the Trustee to protect the Companies, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Companies, acting jointly, may charge for their expenses in replacing a Security.

          SECTION 2.08   OUTSTANDING SECURITIES.
                         ----------------------

          Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section
                                                                         -------
2.08.  A Security does not cease to be outstanding because either of the
- ----
Companies or one of their affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be
                                                ------------
outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on the maturity date Money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding.

          SECTION 2.09   TEMPORARY SECURITIES.
                         --------------------

          Until definitive Securities are ready for delivery, the Companies may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Companies, acting jointly, consider appropriate for temporary Securities. Without unreasonable delay, the Companies shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          SECTION 2.10   CANCELLATION.
                         ------------

          The Companies, acting jointly, at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Companies may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article IX.
                                                  ----------

          SECTION 2.11  EXTENSION OF MATURITY OF SECURITIES.
                        -----------------------------------

          The Companies, acting jointly, may extend the maturity date of all of the Securities from time to time outstanding on one or more occasions prior to the maturity date thereof (including any maturity date established by a prior extension), to a date not later than October 1, 1997, by written notice to the Trustee. Whenever the maturity date of the Securities is extended, the Companies shall promptly mail to Securityholders a notice of the extension.


                                  ARTICLE III
                                   COVENANTS

          SECTION 3.01   PAYMENT OF SECURITIES.
                         ---------------------

          Each Company shall pay the principal amount of the Securities shown thereon as owing by it on the date and in the manner provided in the Securities. A payment shall be considered made on the date it is due if the Trustee or Paying Agent holds on that date Money designated for and sufficient to pay the amount due.

          SECTION 3.02   SEC REPORTS.
                         -----------

          Each Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which such Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Each Company also shall comply with the other provisions of TIA (S) 314(a).

          SECTION 3.03   ISSUANCE OF RIGHTS OR WARRANTS AND CERTAIN
                         ------------------------------------------
                         DISTRIBUTIONS.
                         -------------

          So long as any of the Securities are outstanding, neither Company shall distribute pro rata to all holders of its Common Stock any of its assets (other than cash) or debt securities or any rights or warrants to purchase securities of the Company.


                                   ARTICLE IV
                             SUCCESSOR CORPORATION

          SECTION 4.01   WHEN A COMPANY MAY MERGE, ETC.
                         ------------------------------

          Neither Company shall consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the successor corporation assumes by supplemental indenture all the obligations of such Company under the Securities and this Indenture. Thereafter all such obligations of the predecessor corporation shall terminate.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

          SECTION 5.01   EVENTS OF DEFAULT.
                         -----------------

          An "EVENT OF DEFAULT" occurs if:

          (1) A Company defaults in the payment of the principal owing by it in respect of any Security when the same becomes due and payable at maturity or otherwise;

          (2) A Company fails to comply with any of its other agreements in the Securities or this Indenture and the failure to comply continues for the period and after the notice specified below;

          (3)  A Company pursuant to or within the meaning of any Bankruptcy
               Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;
                    or

          (4) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against a Company in an involuntary case,

               (B) appoints a Custodian of a Company or for all or substantially all of its property, or

               (C)  orders the liquidation of a Company,

          and the order or decree remains unstayed and in effect for 90 days.

          The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (2) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company which is in default of the default and such Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

          SECTION 5.02   ACCELERATION.
                         ------------

          If an Event of Default occurs and is continuing, the Trustee by notice to the Companies, or the Holders of at least 25% in principal amount of the Securities by notice to the Companies and the Trustee, may declare the entire principal of all the Securities to be due and payable immediately. Upon such a declaration such principal shall become due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

          SECTION 5.03   OTHER REMEDIES.
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 5.04   WAIVER OF PAST DEFAULTS.
                         -----------------------

          Subject to Section 8.02 the Holders of a majority in principal amount
                     ------------
of the Securities by notice to the Trustee may consent to the waiver of any past or existing Default and its consequences. When a Default is waived, it is cured and stops continuing.

          SECTION 5.05   CONTROL BY MAJORITY.
                         -------------------

          The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense; it being understood that the Trustee does not have any affirmative duty to ascertain whether such actions or forbearances are unduly prejudicial to such Securityholders.

          SECTION 5.06  LIMITATION ON SUITS.
                        -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholders.

          SECTION 5.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
                         ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment on the Security, on or after the due date expressed in the Security, or to bring suit for the enforcement of such payment on or after such date, shall not be impaired or affected without the consent of the Holder.

          Also, notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of his right to convert the Security shall not be impaired or affected without the consent of the Holder.

          SECTION 5.08   COLLECTION SUIT BY TRUSTEE.
                         --------------------------

          If an Event of Default in payment on the Securities specified in

Section 5.01(1) occurs and is continuing, the Trustee may recover judgment in
- ---------------
its own name and as trustee of an express trust against each Company, severally and not jointly, for the whole amount of principal remaining due and unpaid from such Company.

          SECTION 5.09   TRUSTEE MAY FILE PROOFS OF CLAIM.
                         --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to a Company, its creditors or its property.

          SECTION 5.10  PRIORITIES.
                        ----------

          If the Trustee collects any money pursuant to this Article V, it shall
                                                             ---------
pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 6.07;
                                                       ------------

          Second: to the Securityholders for amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

          Third:  to the Companies, as their interests may appear.

          The Trustee may fix a record date and payment date for any payment to Securityholders.

          SECTION 5.11   UNDERTAKING FOR COSTS.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder
     ------------
pursuant to Section 5.07, or a suit by Holders of more than 10% in principal
            ------------
amount of the Securities.


                                   ARTICLE VI
                                    TRUSTEE

          SECTION 6.01   DUTIES OF TRUSTEE.
                         -----------------

          (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (B) Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (B) of this Section 6.01.
                         ------------

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.
                                                         ------------

          (D) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 6.01.
                                                          ------------

          (E) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (F) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Companies, acting jointly.

          SECTION 6.02   RIGHTS OF TRUSTEE.
                         -----------------

          (A) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (B) Before the Trustee acts or refrains from acting, it may require one or more Officers' Certificates or Opinions of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificates or Opinions.

          (C) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (D) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (E) except for (i) a default under Section 2.04 of this Indenture (ii) the failure of a Company to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or (iii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing by a Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding. As used herein the term "actual knowledge" means the actual fact of knowing without a duty to make any investigation with regard thereto.

          SECTION 6.03   INDIVIDUAL RIGHTS OF TRUSTEE.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Companies or their affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with

Sections 6.10 and 6.11.
- ----------------------

          SECTION 6.04   TRUSTEE'S DISCLAIMER.
                         --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Companies' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 6.05   NOTICE OF DEFAULTS.
                         ------------------

          If a Default occurs and is continuing and if the Trustee has actual knowledge of such Default, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 6.06   REPORTS BY TRUSTEE TO HOLDERS.
                         -----------------------------

          If required by the TIA, within 60 days after each January 20 beginning with the January 20 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 20 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

          A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

          SECTION 6.07   COMPENSATION AND INDEMNITY.
                         --------------------------

          The Companies, acting jointly, shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Companies shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents.

          The Companies, severally and jointly, shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Companies promptly of any claim for which it may seek indemnity. The Companies shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Companies shall pay the reasonable fees and expenses of such counsel. The Companies need not pay for any settlement made without their joint consent, which shall not be withheld unreasonably.

          The Companies need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

          To secure the Companies' payment obligations in this Section 6.07, the
                                                               ------------
Trustee shall have a lien prior to the Securities on all Money or property held or collected by the Trustee, except that held in trust to pay principal on particular Securities.

          SECTION 6.08   REPLACEMENT OF TRUSTEE.
                         ----------------------

          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until
                                   ----------
acceptance of appointment by the successor Trustee pursuant to this Section
                                                                    -------
6.08.

          The Trustee may resign by providing written notice to the Companies. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Companies' joint consent. If at any time:

          (1)  the Trustee fails to comply with Section 6.10;
                                                ------------

          (2) the Trustee fails to comply with the obligations imposed on it under TIA (S) 310(b)(i) with respect to the Securities after written request therefor by the Companies or any Securityholder who has been a bona fide holder of such Securities for at least six months;

          (3)  the Trustee is adjudged a bankrupt or an insolvent;

          (4) a receiver or other public officer takes charge of the Trustee or its property; or

          (5)  the Trustee becomes incapable of acting;

then, in any such case, (i) the Companies, acting jointly, may remove the Trustee, or, (ii) subject to the provisions of Section 315(e) of the TIA, any Securityholder who has been a bona fide holder of such Securities for at least six months, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor Trustee.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Companies, acting jointly, shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Companies. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Companies, acting jointly, or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.10, any Securityholder
                                              ------------
may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 6.09   SUCCESSOR TRUSTEE BY MERGER, ETC.
                         ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 6.10   ELIGIBILITY; DISQUALIFICATION.
                         -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a). The Trustee together with the Trustee's direct parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 6.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST A COMPANY.
                         ---------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VII
                             DISCHARGE OF INDENTURE

          SECTION 7.01   TERMINATION OF COMPANIES' OBLIGATIONS.
                         -------------------------------------

          The Companies may terminate all of their obligations under the Securities and this Indenture if:

          (1)  the Securities mature within one year;

          (2) the Companies irrevocably deposit in trust with the Trustee Money or U.S. Government Obligations sufficient to pay the Securities at maturity; and

          (3) if U.S. Government Obligations are deposited with the Trustee pursuant to clause (2) above the following items are provided to the Trustee: (a) a certificate of a certified public accountant stating that such U.S. Government Obligations together with Money deposited with the Trustee, if any, are sufficient to pay the Securities at maturity and (b) an Opinion of Counsel stating that, in the opinion of such counsel, (i) all necessary acts have been complied with and (ii) such defeasance is permissible under this Indenture.

However, the Companies' obligation in Sections 2.03, 2.04, 2.05, 2.06, 2.07,
                                      --------------------------------------
6.07 and 6.07, and in Article IX, shall survive until the Securities are no
- -------------         ----------
longer outstanding.  Thereafter the Companies' obligations in Section 6.07 shall
                                                              ------------
survive.

          After a deposit referred to in clause (2) above the Trustee upon request shall acknowledge in writing the discharge of the Companies' obligations under the Securities and this Indenture except for those surviving obligations specified above.

          In order to have Money available on a payment date to pay the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary Money. U.S. Government Obligations shall not be callable at the issuer's option.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

          SECTION 7.02   APPLICATION OF TRUST MONEY.
                         --------------------------

          The Trustee shall hold in trust Money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited Money
                              ------------
and the Money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the Securities.

SECTION 7.03   REPAYMENT TO COMPANIES.
               ----------------------

          The Trustee and the Paying Agent shall promptly pay to the Companies (jointly for division by them as they shall mutually agree) upon request, any Money or securities held by them at any time in excess of that required to discharge the Indenture pursuant to this Article VII. The Trustee and the Paying Agent shall
                                        -----------
pay to the Companies (jointly for division by them as they shall mutually agree) upon request, any Money held by them for the payment of the Securities that remains unclaimed for two years and each Securityholder shall thereafter look only to the Companies for payment.


                                  ARTICLE VIII
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 8.01   WITHOUT CONSENT OF HOLDERS.
                         --------------------------

          The Companies, acting jointly and with the consent of the Trustee, which consent will not unreasonably be withheld, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Sections 4.01 and 9.09;
                              ----------------------

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

          (4) to make any change that does not materially adversely affect the rights of any Securityholder.

          The Trustee, without notice to or consent of any Securityholder, may waive compliance with any provision of this Indenture or the Securities, if such waiver does not materially adversely affect the rights of any Securityholder.

          SECTION 8.02   WITH CONSENT OF HOLDERS.
                         -----------------------

          The Companies, acting jointly, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive compliance by the Companies with any provision of this Indenture or the Securities without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.04, may not:
                   ------------

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or, except as provided in the Securities, extend the fixed maturity of any Security;

          (3)  waive a default in the payment of any Security;

          (4) make any Security payable in money other than that stated in the Security;

          (5) make any change that materially adversely affects the right to convert any Security.

          SECTION 8.03   COMPLIANCE WITH TRUST INDENTURE ACT.
                         -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 8.04   REVOCATION AND EFFECT OF CONSENTS.
                         ---------------------------------

          A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses
(1) through (5) of Section 8.02.  In that case the amendment, supplement or
                   ------------
waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 8.05   NOTATION ON OR EXCHANGE OF SECURITIES.
                         -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Companies, acting jointly, or the Trustee so determine, the Companies in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 8.06   TRUSTEE TO SIGN AMENDMENTS, ETC.
                         --------------------------------

          The Trustee, upon receipt of such documents as it may reasonably request, shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not adversely
     ------------
affect the rights of the Trustee.  If
it does, the Trustee may but need not sign it. Neither Company may sign an amendment or supplement until its Board of Directors approves such amendment or supplement.

                                 ARTICLE IX
                                   CONVERSION

          SECTION 9.01   CONVERSION.
                         ----------

          Each Security (or a portion thereof) shall be automatically converted into Common Stock upon receipt by the Trustee of a certification from the registered Holder thereof, in substantially the form set forth on the reverse side of each Security, to the effect that:

          (i) the beneficial ownership of such Security (or a portion thereof) has been transferred to a person who is not (a) a party to that certain Master Agreement Among Underwriters dated July 18, 1985 (the "AGREEMENT AMONG UNDERWRITERS") who participated in the distribution of the Securities, (b) a party to a "Papilsky Letter" (the "LETTER AGREEMENT") who participated in the distribution of the Securities, (c) a person who is otherwise an underwriter or dealer who participated in the distribution of the Securities (the parties referred to in clauses (a), (b) and (c) being hereinafter referred to as "UNDERWRITERS"), or (d) any Affiliate (as defined below) of an Underwriter; or

          (ii) the Common Stock issuable upon the conversion of the Security (or a portion thereof) has been sold in a regular-way sale on the New York Stock Exchange prior to the time that any of the Underwriters is deemed to have completed its participation in the distribution of the Securities within the meaning of Rule 10b-6(c)(3) (excluding, for such purpose, the last sentence thereof) of the Exchange Act.

          The number of shares of Common Stock issuable upon conversion of a Security is to be determined by dividing the principal amount of the Security by $[OFFERING PRICE]. Only whole shares may be acquired in any conversion of a Security.

          "COMMON STOCK" means the units consisting of shares of common stock, $0.10 par value per share, of Realty ("REALTY COMMON STOCK") and shares of common stock, $0.10 par value per share, of Operating Company ("OPERATING COMPANY COMMON STOCK"), paired for transfer and trading purposes, and a "SHARE OF COMMON STOCK" means a unit consisting of one share of Realty Common Stock and one share of Operating Company Common Stock, in each case as such securities exist on the date of this Indenture or as they may be constituted from time to time.

          "AFFILIATE" for the purpose of this Article IX means with respect to
                                              ----------
any entity (a) a partner in or holder of 10% or more of the shares of the entity, (b) a person in which the entity holds 10% or more of the shares or is a partner, or (c) a family member of, or trust for, any such entity, partner or shareholder.

          SECTION 9.02   CONVERSION PROCEDURE.
                         --------------------

          A Security shall be converted into Common Stock upon presentation to the Trustee of the Security and certification provided for in Section 9.01. The
                                                              ------------
date on which the Trustee receives such Security and such certification is the conversion date (the "CONVERSION DATE"). If, prior to 1:00 P.M., New York City time, on the third business day preceding such Conversion Date, the Securityholder converting a Security has provided the Trustee with such names and such denominations in which such certificates shall be registered, on the Conversion Date, and otherwise, as soon as practical after the Conversion Date, the Companies shall deliver through the Conversion Agent certificates for the number of shares of Common Stock issuable upon the conversion. The person in whose name these certificates are registered becomes a stockholder of record of the Companies on the conversion date.

          If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          SECTION 9.03   TAXES ON CONVERSION.
                         -------------------

          If a Security is converted into Common Stock, the Companies shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon the conversion.

          SECTION 9.04   COMPANIES TO PROVIDE STOCK.
                         --------------------------

          Each Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of its Common Stock to permit the conversion of the Securities into shares of Common Stock.

          All shares of Common Stock which may be issued upon conversion of the Securities as provided in this Article IX shall be fully paid and non-
                               ----------
assessable.

          In order that the Companies may issue shares of Common Stock upon conversion of the Securities, the Companies will use their best efforts to comply with all applicable federal and state securities laws and will use their best efforts to list such shares on each national securities exchange on which the Common Stock is listed.

          SECTION 9.05   ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.
                         --------------------------------------

          If either Company:

          (1) pays a dividend in shares of its common stock;

          (2) subdivides its outstanding shares of common stock into a greater number of shares;

          (3) combines its outstanding shares of common stock into a smaller number of shares;

          (4) distributes to all holders of its common stock shares of its capital stock other than its common stock; or

          (5) issues by reclassification of its shares of common stock any shares of its capital stock;

then the conversion and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter converted may receive the number of shares of capital stock of the Companies which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

          For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of a Company, such Company shall determine the allocation of the adjusted conversion price between or among the classes of such capital stock. After such allocation, the conversion prices of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Indenture.

          SECTION 9.06   WHEN ADJUSTMENT MAY BE DEFERRED.
                         -------------------------------

          No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article IX shall be made to the nearest
                                      ----------
cent or to the nearest 1/100th of a share, as the case may be.

          SECTION 9.07   WHEN NO ADJUSTMENT REQUIRED.
                         ---------------------------

          No adjustment in the conversion price need be made for sales of Common Stock pursuant to a plan of either Company for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value of the Common Stock.

          SECTION 9.08   NOTICE OF ADJUSTMENT.
                         --------------------

          Whenever the conversion price is adjusted, the Companies shall promptly mail to Securityholders a notice of the adjustment and each Company shall file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The Certificate shall be conclusive evidence that the adjustment is correct.

          SECTION 9.09   CONSOLIDATION, MERGER OR SALE OF A COMPANY.
                         ------------------------------------------

          If either Company is a party to a transaction described in Section
                                                                     -------
4.01 or a merger which reclassifies or changes its outstanding Common Stock, the
- ----
successor corporation shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
                                                                       -------
IX.  The Trustee shall mail to each Securityholder a notice about the
- --
supplemental indenture.

          If this Section 9.09 applies, Section 9.05 shall not apply.
                  ------------          ------------

          SECTION 9.10   COMPANIES' DETERMINATION FINAL.
                         ------------------------------

          Any determination which either Company must make pursuant to Section
                                                                       -------
9.05 is conclusive.
- ----

          SECTION 9.11   TRUSTEE'S DISCLAIMER.
                         --------------------

          The Trustee has no duty to determine when an adjustment under this

Article IX should be made, how it should be made or what it should be.  The
- ----------
Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Companies' failure to comply with this Article IX.
                                                           ----------


                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION 10.01  TRUST INDENTURE ACT CONTROLS.
                         ----------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 10.02  NOTICES.
                         -------

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

If to Realty:                  Santa Anita Realty Enterprises, Inc.
                               301 West Huntington Drive, Suite 405
                               Arcadia, California 91007
                               Attention:  Chief Financial Officer

If to Operating Company:       Santa Anita Operating Company
                               285 West Huntington Drive
                               Arcadia, California  91007
                               Attention:  Chief Financial Officer

If to the Trustee:             Harris Trust Company of California
                               601 South Figueroa, 49th Floor
                               Los Angeles, California 90017
                               Attention:  Corporate Trust Department

          Either Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to him at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Notwithstanding the foregoing, to the extent required by the TIA, the Trustee shall provide any notice or communication in the manner and to the persons required by TIA (S) 313(c).

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice of communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
                         -------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Companies, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 10.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
                         --------------------------------------------------

          Upon any request or application by a Company to the Trustee to take any action under this Indenture, such Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 10.06  WHEN TREASURY SECURITIES DISREGARDED.
                         ------------------------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by a Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with a Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be disregarded.

          SECTION 10.07  RULES BY TRUSTEE AND AGENTS.
                         ---------------------------

          The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

          SECTION 10.08  LEGAL HOLIDAYS.
                         --------------

          A "LEGAL HOLIDAY" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the City of Los Angeles, California are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

          SECTION 10.09  GOVERNING LAW.
                         -------------

          The laws of the State of California shall govern this Indenture and the Securities.

          SECTION 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of either Company or a Subsidiary. No such indenture, loan or debt agreement may be used to interpret this Indenture.

          SECTION 10.11  NO RECOURSE AGAINST OTHERS.
                         --------------------------

          All liability described in the Securities is waived and released with respect to any director, officer, employee or stockholder, as such, of a Company.

          SECTION 10.12  SUCCESSORS.
                         ----------

          All agreements of a Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.13  COUNTERPARTS.
                         ------------

          This Indenture may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of SANTA ANITA REALTY ENTERPRISES, INC. and SANTA ANITA OPERATING COMPANY, has caused this Indenture to be signed and acknowledged by its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and HARRIS TRUST COMPANY OF CALIFORNIA has caused this Indenture to be signed and acknowledged by one of its Vice Presidents or an Assistant Vice President, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first above written.


                                        SANTA ANITA REALTY ENTERPRISES, INC.
     (Seal)


Attest:                                 By: __________________________
                                            Name:
                                            Title:
By:  __________________________
     Name:
     Title:



                                        SANTA ANITA OPERATING COMPANY
     (Seal)


Attest:                                 By: __________________________
                                            Name:
                                            Title:
By:  __________________________
     Name:
     Title:



                                        HARRIS TRUST COMPANY OF CALIFORNIA,
                                        as Trustee
     (Seal)


Attest:                                 By: __________________________
                                            Name:
                                            Title:
By:  __________________________
     Name:
     Title:

                                   EXHIBIT A

                      SANTA ANITA REALTY ENTERPRISES, INC.
                         SANTA ANITA OPERATING COMPANY
                              Non-Interest Bearing
                      Convertible Note Due October 1, 1995


No. _____                                                      $ ______________

          THIS NOTE IS NOT CONVERTIBLE INTO PAIRED COMMON STOCK SO LONG AS BENEFICIAL OWNERSHIP OF THIS NOTE IS HELD BY (i) ANY PARTY TO THAT CERTAIN MASTER AGREEMENT AMONG UNDERWRITERS DATED JULY 18, 1985 (THE "AGREEMENT AMONG UNDERWRITERS") WHO PARTICIPATED IN THE DISTRIBUTION OF THE NON-INTEREST BEARING CONVERTIBLE NOTES DUE OCTOBER 1, 1995 OF SANTA ANITA REALTY ENTERPRISES, INC. AND SANTA ANITA OPERATING COMPANY (THE "NOTES"),
     (ii) ANY PARTY TO A "PAPILSKY LETTER" (THE "LETTER AGREEMENT") WHO PARTICIPATED IN THE DISTRIBUTION OF THE NOTES, (iii) ANY PERSON WHO IS OTHERWISE AN UNDERWRITER OR DEALER WHO PARTICIPATED IN THE DISTRIBUTION OF THE NOTES (THE PARTIES REFERRED TO IN CLAUSES (i), (ii) and (iii) BEING HEREINAFTER REFERRED TO AS "UNDERWRITERS"), OR (iv) ANY "AFFILIATE" (AS THAT TERM IS HEREINAFTER DEFINED) OF AN UNDERWRITER. THIS NOTE IS CONVERTIBLE BY ANY PERSON WHO IS NOT AN UNDERWRITER OR AN AFFILIATE OF AN UNDERWRITER AND WILL BE CONVERTED AUTOMATICALLY AS SET FORTH BELOW.

          Santa Anita Realty Enterprises, Inc., a Delaware corporation ("REALTY"), hereby promises to pay the principal sum of $___________ (___% of the principal amount hereof), and Santa Anita Operating Company, a Delaware corporation ("OPERATING COMPANY"), hereby promises to pay the principal sum of $________ (___% of the principal amount hereof) to ___________________________, or registered assigns, at the office of the Trustee hereinafter referred to, on October 1, 1995 in money of the United States that at the time is legal tender for payment of public and private debts. At the option of Realty and Operating Company (herein referred to as the "COMPANIES"), the maturity date of this Note may be extended, at any time or from time to time by written notice to the Trustee prior to the maturity date as theretofore extended, to a date not later than October 1, 1997. Such obligations of the Companies are several and not joint.

          This Note bears no interest and may not be redeemed by the Companies or either of them prior to its maturity.

          This is one of an issue of the Companies' Non-Interest Bearing Convertible Notes Due October 1, 1995 (the "NOTES"). The Notes have been issued under an Indenture dated as of July 1, 1995 (the "INDENTURE"), by and among the Companies and Harris Trust Company of California, as trustee (the "TRUSTEE"). The terms of the Notes include those contained in the Indenture and, except as otherwise provided in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT") as in effect on the date of the Indenture. The Notes are subject to all such terms, and noteholders are referred to the Indenture and the Trust Indenture Act for a statement of them. Noteholders may inspect the Indenture at the principal executive office of either of the Companies or at the office of the Trustee.
The Trustee's office is located at 601 South Figueroa, 49th Floor, Los Angeles, California 90017. The Trustee will also act as paying agent, conversion agent and registrar with respect to the Notes. The Companies may change any paying agent, conversion agent or registrar or co-registrar without notice. Either Realty or Operating Company may act as paying agent, conversion agent, registrar or co-registrar.

          This Note will be automatically converted into one paired share of common stock of Realty, $0.10 par value, and common stock of Operating Company, $0.10 par value, for each $[OFFERING PRICE] principal amount of this Note (subject to adjustment in certain events as provided in the Indenture) upon certification to the Trustee, in substantially the form shown on the reverse side of this Note, of (i) the transfer of this Note to or for the benefit of any person who is not an Underwriter or an Affiliate of an Underwriter, or (ii) the sale of the shares of paired common stock issuable upon conversion of this Note in a regular-way transaction on the New York Stock Exchange prior to the time that any of the Underwriters is deemed to have completed their participation in the distribution of the Notes within the meaning of Rule 10b-6(c)(3) (excluding, for such purpose, the last sentence thereof) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As used herein "AFFILIATE" means, with respect to any Underwriter, a partner in or holder of 10% or more of the shares of such Underwriter, a person in which such Underwriter holds 10% or more of the shares or is a partner, or a family member of, or trust for, any such Underwriter, partner or shareholder. NO SUCH CONVERSION SHALL RESULT UPON THE TRANSFER OF THIS NOTE TO A PERSON WHO IS AN UNDERWRITER OR AN AFFILIATE OF AN UNDERWRITER UNLESS THE UNDERWRITER OR AFFILIATE PROVIDES EVIDENCE SATISFACTORY TO THE COMPANIES AND THE TRUSTEE THAT THE BENEFICIAL OWNER IS NOT AN UNDERWRITER OR AN AFFILIATE OF AN UNDERWRITER AND THAT TITLE OF THE UNDERWRITER OR AFFILIATE IS ONLY FOR PURPOSES OF RECORD OWNERSHIP. Such conversion may take place at any time up to and including the maturity date of this Note.

          The Notes are in registered form in denominations of $[OFFERING PRICE] and any integral multiple thereof. The transfer of the Notes may be registered at the office of the Trustee or its agent in accordance with the terms of the Indenture and exchange of them may be made in like manner. The Trustee may require the holder, among other things, to furnish appropriate endorsements and transfer documents. The registered holder of any of the Notes may be treated as the owner of it for all purposes. THIS NOTE DOES NOT ENTITLE ANY HOLDER HEREOF TO ANY OF THE RIGHTS OF A STOCKHOLDER

OF EITHER OF THE COMPANIES. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least 66-2/3% of principal amount of the Notes at the time outstanding, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the Notes at the time outstanding. Without the consent of or notice to any noteholder, the Companies may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency or to make any change that does not materially adversely affect the rights of the noteholders. Without the consent of or notice to any noteholder, the Trustee may waive compliance with any provision of the Indenture or the Notes if the waiver does not materially adversely affect the rights of any noteholder.

          The noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Notes at the time outstanding may direct the Trustee in the exercise of any trust or power.

          A director, officer, employee or stockholder as such of each of the Companies shall not have any liability on any obligations of either of the Companies under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          This Note shall not be valid until the Trustee signs a certificate of authentication on this Note.

          IN WITNESS WHEREOF, SANTA ANITA REALTY ENTERPRISES, INC. and SANTA ANITA OPERATING COMPANY have each caused this Note to be signed, by facsimile signature, by its President and its Secretary.

DATED:  __________ __, 1995         SANTA ANITA REALTY ENTERPRISES, INC.

                                    By:   ___________________________
                                          President

                                          ___________________________
                                          Secretary

                                    SANTA ANITA OPERATING COMPANY

                                    By:   ___________________________
                                          President

                                          ___________________________
                                          Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

                              HARRIS TRUST COMPANY OF CALIFORNIA, AS TRUSTEE

                              By:   ___________________________
                                    Authorized Officer

                         [FORM OF REVERSE SIDE OF NOTE]

                                ASSIGNMENT FORM

          If you the holder want to assign this Note, or any part of this note, fill in the form below:

     If only part of this Note is to be assigned, state the principal amount to be assigned: ______________________________

     I (or we) assign and transfer this Note
     (or the portion indicated above) to:        ______________________________
                                                   (Insert assignee's social
                                                  security or tax I.D. number)

                                                 _______________________________

                                                 _______________________________

                                                 _______________________________
                                                    (Print or type assignee's
                                                   name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Note (or such portion) on the books of the Companies. The agent may substitute another to act for him.

                               CONVERSION NOTICE

          If this Note or any part of this Note is to be converted into shares
of paired common stock of the Companies, check this box:  [      ]

     If only part of this Note is to be converted
     into shares of paired common stock, state
     the principal amount to be converted:        ______________________________

     State the name in which the certificate
     for the shares is to be issued:              ______________________________
                                                   (Insert registered holder's
                                                       social security or
                                                        tax I.D. number)

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________
                                                   (Print or type registered
                                                     holder's name, address
                                                         and zip code)


          By signing this Notice in the place provided below, you make the following certification and request to the Trustee:

          The undersigned certifies that:

          (1) the beneficial ownership of this Note (or the portion hereof indicated above) has been transferred to a person who is not an Underwriter or an Affiliate of an Underwriter; or

          (2) the shares of paired common stock issuable upon the conversion of this Note (or the portion hereof indicated above) have been sold in a regular-way sale on the New York Stock Exchange prior to the time that any of the Underwriters is deemed to have completed its participation in the distribution of the Notes within the meaning of Rule 10b-6(c)(3) (excluding, for such purpose, the last sentence thereof) of the Exchange Act.

                                 SIGNATURE

          The undersigned requests that the Trustee, as agent for the transferee of this Note (or the portion thereof indicated above) accept delivery of this Note, effect the conversion of this Note (or such portion) into shares of paired common stock of the Companies in the case where conversion is requested, and deliver Notes in the case of a transfer of Notes and certificates for shares where a conversion is requested, registered as indicated above, to the undersigned, for the account of and for delivery to such transferee.



Dated: ____________________                   ________________________________
                                              (Sign exactly as name appears on
                                                the other side of this Note)



                           TRUSTEE'S ACKNOWLEDGEMENT

          The Trustee hereby acknowledges receipt of the foregoing instructions. In the case where conversion is requested, the Trustee acknowledges that it is holding this Note (or the portion thereof to be converted), and will hold the shares issued upon conversion of this Note until delivered as provided in the foregoing instructions, for the account of the transferee thereof.


Dated: __________________
                                              HARRIS TRUST COMPANY OF
                                              CALIFORNIA, AS TRUSTEE


                                              By:  ________________________